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                                                                    Exhibit 10.1


                              BIO-VASCULAR, INC.


            1990 MANAGEMENT INCENTIVE STOCK OPTION ADJUSTMENT PLAN


     1.   Background; Purpose of Plan.
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          a.   In or about 1990, Vital Images, Incorporated, an Iowa corporation
               ("VII"), adopted the Vital Images, Incorporated 1990 Management Incentive Stock Option Plan (the "1990 Plan") for the purposes of
               (i) attracting and retaining the best available officers, directors and key employees for VII and (ii) providing additional incentive to the officers, directors and key employees of VII.

          b. In Section 1(k) of that certain Agreement and Plan of Merger by and between VII and Bio-Vascular, Inc., a Minnesota corporation ("the Company") dated December 31, 1993 (the "Merger Agreement"), the Company agreed to assume the rights and obligations of VII with respect to options issued under the 1990 Plan which were outstanding at the Effective Time, as defined in the Merger Agreement. Pursuant to the Company's assumption of VII's obligations under the 1990 Plan, each optionee under the 1990 Plan became entitled to purchase from the Company shares of the Company's Common Stock (a "Company Option"), in an amount determined under the provisions of the Merger Agreement, on the same terms and conditions as set forth in the 1990 Plan, except that shares of Company Common Stock were substituted for VII Common Stock.

          c. VII, the corporate name of which has been changed to Vital Images, Inc. ("Vital Images") has entered into that certain Distribution Agreement, dated as of May 2, 1997 (the "Distribution Agreement"), between Vital Images and the Company, pursuant to which the Company will distribute (the "Distribution") all of the outstanding shares of Vital Images's Common Stock to the Company's shareholders of record on the Record Date (as defined in the Distribution Agreement). In connection with the Distribution, each holder of a Company Option as of the Record Date will be entitled to retain such Company Option, provided that such Company Option will be adjusted to reflect the Distribution (an "Adjusted Company Option"). In addition, as of the Record Date, each holder of a Company Option will also be entitled to receive an option to purchase Vital Images Common Stock that will be adjusted to reflect the Distribution (an "Adjusted Vital Images Option").

          d. The sole purpose of this the Bio-Vascular, Inc. 1990 Management Incentive Stock Option Adjustment Plan (the "Plan") is to provide for the grant of such Adjusted Company Options, and no additional option grants of any kind will be granted under this Plan.

     2. Administration. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"), as hereinafter provided.

          The Committee shall be appointed from time to time by the Board of Directors and shall consist of not fewer than three of its members. However, if the Board of Directors shall at any time

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consist of three members or less, then such committee shall consist of the entire Board of Directors. Members of the Board of Directors who serve on the Committee shall be eligible to participate in the Plan. The Board of Directors shall designate one of the members of the Committee as its Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members and the Committee's determinations shall constitute recommendations to the Board of Directors which the Board shall have discretion to act upon. Any decision or determination reduced to writing and signed by all members of the Committee shall be as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee).

          For purposes of administration, the Committee, subject to the terms of the Plan, shall have authority to establish such rules and regulations, make such determinations and interpretations, as it deems necessary or advisable, and all determinations and interpretations approved by the Board shall be final, conclusive and binding on all persons, including persons granted options hereunder ("Optionees") and their legal representatives and beneficiaries.

          No member of the Committee or the Board of Directors shall be liable for any act or omission with respect to his service on the Committee or with respect to the Plan, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

     The Committee and the name of the individuals administering the 1990 Plan (the "Vital Images Committee") shall reasonably cooperate and communicate with each other to promote the purposes of the Plan.

     3. Stock Available for Options. There shall be available for options under the Plan a total of 300,000 shares of Common Stock, subject to any adjustments which may be made pursuant to Section 5(g). Shares of Stock with respect to which options are granted pursuant to the Plan may be either authorized and unissued shares, or previously issued shares held in the treasury of the Company, or both. Shares of Stock covered by options which have terminated or expired prior to exercise shall not be available for further options hereunder.

     4. Eligibility. Options under the Plan shall be granted to officers, directors or key employees of Employer ("Management") who hold outstanding Company Options on the Record Date. For purposes of the Plan, "Employer" means the Company if the participant renders services to the Company or any subsidiary of the Company and means Vital Images if the participant renders services to Vital Images or any subsidiary of Vital Images.

     5. Terms and Conditions of Options. The Committee shall, in its discretion, prescribe (for approval or rejection by the Board of Directors) the terms and conditions of the options to be granted hereunder which shall be evidenced by an option agreement, which terms and conditions need not be the same in each case, subject to the following:

          a. Number of Shares. Each option shall state the number of shares of Common Stock to which it pertains.

          b. Option Price. Each option shall state the price at which each share of Stock covered by an option granted under the Plan shall be purchased, which may be more or less than the then fair market value of the Company's stock.

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          c.   Option Period.  The period for exercise of an option (the "Option
               Period") shall in no event be more than ten years from the date on which the option is granted. With respect to each person who is granted options under this Plan, the Committee and the Board shall have the right, among other things, to determine that his right to exercise such options shall vest, ratably, monthly or annually, or otherwise, over a determined period (the "Vesting Period"), except as provided in Section 5(e), commencing on the date of grant. Any shares of Stock not purchased as the right to exercise ratably accrues may be purchased thereafter at any time before the expiration of the Option Period except as provided in
               Section 5(e).


          d. Exercise of Options. In order to exercise an option, the holder thereof (the "Optionee") shall deliver to Company written notice specifying the number of shares of Common Stock to be purchased, and unless otherwise determined, together with a certified or bank cashier's check payable to the order of the Company in the full amount of the purchase price therefor. An Optionee shall not have any rights of a stockholder until the shares of Stock are issued to him. An option may not be exercised for less than the lessor of (i) ten shares of Stock, or (ii) the number of shares of Stock remaining subject to such option.


          e. Effect of Termination of Employment or Directorship. The transfer by a participant in the Plan of employment or other service from one Employer or its subsidiaries to the other Employer and its subsidiaries will not be deemed to constitute a termination of employment or other service for purposes of the Plan. Notwithstanding anything to the contrary in this Plan or any option agreement issued hereunder, for employees of the Employer whose positions of employment terminate within two years of the commencement of such employment with the Employer, and for directors of the Employer serving solely as a director (where such persons are not employees of the Employer) whose position as a director terminates within two years of the commencement of such position, after such Optionee has ceased (for any reason) to be in the employ of the Employer, or ceased (for any reason) to be a director of the Employer if he is serving solely as a director, options may only be exercised within a period of 90 days after such termination and only by payment of the purchase price for all stock under option in cash or by certified check.


                    Nothing in the Plan or in any option granted pursuant to the
               Plan shall be construed to confer on any individual any right to continue in the employ of the Employer or interfere in any way with the right of the Employer to terminate his employment at any time.


          f. Nontransferability of Options. During the lifetime of an Optionee, options held by such Optionee shall be exercisable only by him. No option shall be transferable other than by will or the laws of descent and distribution.


          g. Adjustments for Change in Stock Subject to Plan and Other Events. Except as otherwise may be provided in the Option Agreement in the event any of the following occurs after the Distribution
               Date: a reorganization, recapitalization, stock split, stock dividend, combination of shares, consolidation, merger (other

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               than a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares), any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, rights offering, or any other change in the corporate structure or rights with respect to any shares of the Company, the Committee shall make such adjustments, if any, in the number and kind of shares of Stock subject to the Plan, in the number and kind of shares covered by outstanding options, and/or in the option price per share to provide that the Optionee shall have the right following such event, during the period that such options shall be exercisable, to exercise such options for the kind and amount of securities, cash and other property receivable upon such event by a holder of the number and kind of shares of Stock for which such options might have been exercised immediately prior to such event.


                    The provisions of this paragraph (g) shall apply to any
               outstanding options but in no event shall any option be exercisable after the date of termination of the exercise period of such option specified in Sections 5(c).


          h. Registration, Listing and Qualification of Shares of Stock/Shareholders Agreement. Each option shall be subject to the requirements that if at any time the Stock covered thereby is not registered, listed or qualified upon any securities exchange or under any federal or state law, and (1) if the Board of Directors shall determine that such registration, listing or qualification or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, no such option may be exercised unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors, or (2) if the Board of Directors shall determine that such registration, listing or qualification or the consent or approval of any governmental regulatory body is not necessary and/or not desirable as a condition of, or in connection with, the granting of such option or the purchase of shares of Stock thereunder, the Board of Directors may impose any conditions upon the exercise of such options as it shall deem necessary or desirable in view of such determination and no such option may be exercised unless and until such conditions have been satisfied. Without limiting the foregoing, the Company may require that any person exercising an option shall make such representations and agreements and furnish such information as the Company deems appropriate to assure compliance with the foregoing or any other applicable legal requirement.


                    Each option shall also be subject to the Optionee, on
               exercise of such option, being required to execute a Shareholders' Agreement in form and substance satisfactory to the Board of Directors, providing for a right of first refusal in favor of the Company and/or certain of its shareholders in connection with the transfer of Stock and such other provisions as shall be determined by the Board.

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          i.   Withholding of Taxes. No option may be exercised unless the
               Optionee has paid, or has made provision satisfactory to the Committee for payment of, Federal, state and local income taxes, or any other taxes (other than stock transfer taxes) which the Company or Vital Images may be obligated to collect as a result of the issue or transfer of shares of Stock upon the exercise of an option.

          j. Other Terms and Conditions. The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, as it deems advisable.

     6. Amendment and Termination. Unless the Plan shall theretofore have been terminated as hereinafter provided, the Plan shall terminate on, and no option shall be granted hereunder after, January 1, 2000; provided, however, that the Board of Directors may at any time prior to that date terminate the Plan. The Board of Directors may at any time amend the Plan. No termination or amendment of the Plan may, without the consent of an Optionee, adversely affect the rights of such Optionee with respect to any option held by such Optionee.

     7. Other Actions. Nothing contained in the Plan shall be construed to limit the authority of the Company to exercise its corporate rights and powers, including but not limited to, the right of the Company to grant options for proper corporate purposes other than under the Plan to any officer, director, employee or other person, firm, corporation or association.

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